UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2021

ONCOSEC MEDICAL INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54318	98-0573252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 North Main Street

Pennington, NJ 08534-2218

(Address of Principal Executive Offices)

(855) 662-6732

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ONCS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2020 annual meeting of stockholders of OncoSec Medical Incorporated (the “Company”) was held on April 29, 2021 (the “Annual Meeting”). The following matters were voted on by the stockholders: (i) the election of nine directors to the Company’s Board of Directors; (ii) the ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the year ending July 31, 2021; and (iii) the approval of an amendment to the Company’s 2011 Stock Incentive Plan to increase the number of authorized shares issuable by 1,250,000 shares. The results of the vote are summarized below.

Item 1: Election of directors:

Nominee	Total Votes For	Total Votes Withheld	Broker Non-Votes
Dr. Margaret Dalesandro	25,609,230	2,013,413	3,900,746

Daniel J. O’Connor	26,437,881	1,184,762	3,900,746

Dr. James DeMesa	25,610,096	2,012,547	3,900,746

Joon Kim	26,451,655	1,170,988	3,900,746

Dr. Herbert Kim Lyerly	25,610,304	2,012,339	3,900,746

Kevin R. Smith	26,451,301	1,171,342	3,900,746

Robert E. Ward	27,602,870	19,773	3,900,746

Dr. Yuhang Zhao	26,445,695	1,176,948	3,900,746

Chao Zhou	26,444,787	1,177,856	3,900,746

Item 2: Ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the year ending July 31, 2021:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
31,496,392	9,274	17,723	N/A

Item 3: Vote to approve an amendment to the Company’s 2011 Stock Incentive Plan to increase the number of authorized shares issuable by 1,250,000:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
21,960,655	5,563,973	98,015	3,900,746

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED
(Registrant)

Date: April 29, 2021	By:	/s/ Daniel J. O’Connor
	Name:	Daniel J. O’Connor
	Title:	Chief Executive Officer and President